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                                                                    Exhibit 99.1

                          SUBMICRON SYSTEMS CORPORATION

                   AMENDED AND RESTATED 1991 STOCK OPTION PLAN

                                                                    Revised 3/98


                  SubMicron Systems Corporation (the "Company") hereby amends and restates the SubMicron Systems Corporation 1991 Amended and Restated Stock Option Plan in its entirety (as so amended and restated, the "Plan").

                  1. PURPOSE. The Plan is intended to recognize the contributions made to the Company or an Affiliate by employees of the Company or any Affiliate (as hereinafter defined), members of the Board of Directors of the Company or any Affiliate, and certain consultants and advisors to the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or any Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, $.0001 par value (the "Common Stock").

                  2. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                           (a) "Act" means the Securities Act of 1933, as
amended.

                           (b) "Affiliate" means a corporation which is a parent
corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

                           (c) "Board of Directors" means the Board of Directors
of the Company.

                           (d) "Change of Control" shall have the meaning as set
forth in Section 9 of the Plan.

                           (e) "Code" means the Internal Revenue Code of 1986,
as amended.

                           (f) "Committee" means the Board of Directors or the
committee designated by the Board of Directors in accordance with the provisions set forth in Section 3 of the Plan.

                           (g) "Company" means SubMicron Systems Corporation, a
Delaware
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corporation.

                           (h) "Disability" shall have the meaning set forth in
Section 22(e)(3) of the Code.

                           (i) "Exchange Act" means the Securities Exchange Act
of 1934, as amended.

                           (j) "Fair Market Value" shall have the meaning set
forth in Subsection 8(b) of the Plan.

                           (k) "ISO" means an Option granted under the Plan
which is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

                           (l) "Non-qualified Stock Option" means an Option
granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of Section 422(b) of the Code.

                           (m) "Option" means either an ISO or a Non-qualified
Stock Option granted under the Plan.

                           (n) "Optionee" means a person to whom an Option has
been granted under the Plan, which Option has not been exercised and has not expired or terminated.

                           (o) "Option Document" means the document described in
Section 8 of the Plan which sets forth the terms and conditions of a grant of Options.

                           (p) "Option Price" means the price at which Shares
may be purchased upon exercise of an Option, as calculated pursuant to Section 8(b) of the Plan.

                           (q) "Shares" means the shares of Common Stock of the
Company which are the subject of Options.

                  3.       ADMINISTRATION OF THE PLAN.

                           (a) Committee. The Plan shall be administered by a
committee composed of two or more of the members of the Company's Board of Directors who shall not be eligible to receive Options under the Plan while serving as a member of the Committee; provided, however, the Board may designate two committees to administer the Plan in its stead, one of such committees composed of two or more of its directors who will not be eligible to receive Options under the Plan while serving on such Committee to administer the Plan with respect to each person who is a "Principal Officer (as defined below), and the other such committee composed of two or more directors (which may include directors who are eligible to receive Options under the Plan) to administer the Plan

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with respect to each person other than a Principal Officer. Any of such committees designated by the Board of Directors is referred to as the "Committee." As used herein the term "Principal Officer" means a person who is an "officer" of the Company, within the meaning of Rule 16a-1(f) promulgated under the Exchange Act, or any successor regulation.

                           (b) Meetings. The Committee shall hold meetings at
such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

                           (c) Grants. The Committee shall from time to time, in
its discretion, direct the Company to grant Options pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Optionees to whom, the times at which, and the price at which Options shall be granted,
(ii) determine the type of Option to be granted and the number of Shares subject thereto, and (iii) approve the form and terms and conditions of the Option Documents; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive.

                           (d) Exculpation. No member of the Board of Directors
shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this Section 3(d) shall not apply to (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, or (iv) any transaction from which the member derived an improper personal benefit.

                           (e) Indemnification. Service on the Committee shall
constitute service as a member of the Board of Directors. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of the action, suit or proceeding.

                           (f) Limitations on Grants of Options to Consultants
and Advisors. With respect to the grant of Options to consultants and advisors, bona fide services must be

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rendered by consultants and advisors, and such services must not be in connection with a capital raising transaction.

                  4. GRANTS UNDER THE PLAN. Grants under the Plan may be in the form of a Non-qualified Stock Option, an ISO or a combination thereof, at the discretion of the Committee.

                  5. ELIGIBILITY. All employees and members of the Board of Directors of, and (subject to Section 3(f)) consultants and advisors to, the Company or an Affiliate shall be eligible to receive Options hereunder. The Committee, in its sole discretion, shall determine whether an individual qualifies as such an employee, consultant or advisor.

                  6. SHARES SUBJECT TO PLAN. The aggregate maximum number of Shares for which Options may be granted pursuant to the Plan is 5,000,000, subject to adjustment as provided in Section 10 of the Plan. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of one or more Options granted pursuant to the Plan.

                  7. TERM OF THE PLAN. No Option may be granted under the Plan after June 10, 2001.

                  8. OPTION DOCUMENTS AND TERMS. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes. If any Option designated as an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

                           (a) Number of Option Shares. Each Option Document
shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISOs and Options which are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan. The maximum number of Shares for which Options may be granted to any single Optionee in any calendar year, adjusted as provided in Section 10, shall be 1,000,000 Shares.

                           (b) Option Price. Each Option Document shall state
the Option Price which, for a Non-qualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO,

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shall be at least 100% of the Fair Market Value of the Shares on the date the
Option is granted as determined by the Committee in accordance with this Section 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the Nasdaq National Market, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Common Stock is not traded in a public market on the relevant date, the Fair Market Value shall be as determined in good faith by the Committee.

                           (c) Exercise. No Option shall be deemed to have been
exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current and effective registration statement or qualified Offering Statement under Regulation A under the Securities Act) contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Optionee has been advised and understands that (A) the Shares have not been registered under the Act, are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (I) registration under federal or state securities laws, (II) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (III) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (IV) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

                           (d) Medium of Payment. An Optionee shall pay for
Shares (i) in cash, (ii) by certified or cashier's check payable to the order of the Company or (iii) by such

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other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of Common Stock held by the Optionee for at least six months. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent (I) the Shares in respect of which payment is made, and (II) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

                           (e) Termination of Options.

                                    (i) No option or any unexercised
installments thereof shall be exercisable after the first to occur of the following:

                                            (A) Expiration of the Option term
specified in the Option Document, which shall not exceed (1) ten years from the date of grant, or (2) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of an Affiliate;

                                            (B) Expiration of three months from
the date the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than Disability or death or as otherwise specified in Subsection 8(e)(i)(D) or 8(e)(i)(E) below;

                                            (C) Expiration of one year from the
date such employment or service with the Company or its Affiliates terminates due to the Optionee's Disability or death;

                                            (D) A finding by the Committee,
after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including,

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without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price of such Shares. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture; or

                                            (E) The date, if any, set by the
Board of Directors as an accelerated expiration date in the event of a Change of Control.

                                    (ii) Notwithstanding the foregoing, the
Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 8(e)(i)(A), provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

                           (f) Transfers. No Option granted under the Plan may
be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him. Notwithstanding the foregoing, a Non-qualified Stock Option may be transferred pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended. In addition, option grants may permit the transfer of an Option to the Optionee's spouse, children or grandchildren or a trust created solely for the benefit of the Optionee and the foregoing persons.

                           (g) Limitation on ISO Grants. In no event shall the
aggregate fair market value of the shares of Common Stock (determined at the time an ISO is granted) with respect to which incentive stock options under all incentive stock option plans of the Company or its Affiliates are exercisable for the first time by the Optionee during any calendar year exceed $100,000.

                           (h) Other Provisions. Subject to the provisions of
the Plan, the Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

                           (i) Amendment. Subject to the provisions of the Plan,
the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the

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consent of the Optionee shall not be required for any amendment made pursuant to
Subsection 8(e)(i)(E) or Section 9 of the Plan, as applicable, except to the extent set forth in Section 9.

                  9. CHANGE OF CONTROL. In the event of a Change of Control, all Options then outstanding under the Plan shall become immediately exercisable in full; provided that any acceleration of exercisability of options under this
Section 9 which would cause an ISO to become a Non-Qualified Stock Option may be made only with the consent of the Optionee. Any amendment to this Section 9 which diminishes the rights of Optionees shall not be effective with respect to Options outstanding at the time of adoption of such amendment, whether or not such outstanding Options are then exercisable. In addition, in the event of a Change of Control, the Committee may take whatever other action with respect to Options outstanding as it deems necessary or desirable, including without limitation, accelerating the expiration date of any Options.

                           A "Change of Control" shall be deemed to have
occurred upon the earliest to occur of the following events: (a) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, (b) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, (c) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation other than, in either case, a merger or consolidation of the Company in which holders of shares of Common Stock immediately prior to the merger or consolidation will have at least a majority of the voting power of the surviving corporation's voting securities immediately after the merger or consolidation, which voting securities are to be held in the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation, (d) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (other than (i) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (ii) any other person who, as of January 1, 1995, shall have been the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of outstanding shares of Common Stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than 30% of the outstanding shares of Common Stock, or (e) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two years, unless the nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

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                  10. ADJUSTMENTS ON CHANGES IN CAPITALIZATION. The aggregate number of Shares and class of shares as to which Options may be granted hereunder, the number and class or classes of shares covered by each outstanding Option and the Option Price thereof shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section 10, and any such determination by the Committee shall be final, binding and conclusive.

                  11. AMENDMENT OF THE PLAN. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not (a) change the class of individuals eligible to receive an ISO, (b) increase the maximum number of shares as to which Options may be granted or (c) make any other change or amendment to which stockholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 promulgated under the Exchange Act, in each case without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the stockholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter. No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee.

                  12. NO COMMITMENT TO RETAIN. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee in the employ or service of the Company or an Affiliate and/or as a member of the Company's Board of Directors or in any other capacity.

                  13. WITHHOLDING OF TAXES. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirement.

                  14. INTERPRETATION. It is the intent of the Company that transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) of the

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Exchange Act) satisfy the conditions of Rule 16b-3 promulgated under the
Exchange Act. To the extent that any provision of the Plan would result in a conflict with such conditions, such provision shall be deemed null and void to the extent permitted by applicable law and in the discretion of the Board of Directors. This Section 14 shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Exchange Act.

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